FORM OF PROXY


The Directors recommend a vote FOR Proposals 1, 2, 3 and 4.


                                                FOR           WITHHELD

1. Election of Directors
   For all nominees listed below.
   Class I (2001)
   A. Dano Davis, T. Wayne Davis,
   Carleton T. Rider and Charles P. Stephens

   For, except vote withheld from
   the following nominee(s):


   __________________________________



                                               FOR    AGAINST    ABSTAIN


2. Approve material terms of
   compensation performance goals.

3. Approve amendments to the Key
   Employee Stock Option Plan.

4. Ratification of KPMG Peat
   Marwick LLP as auditors.

SPECIAL ACTION

Discontinue Annual Report Mailing for this account due to other Accounts at same address. __________________




SIGNATURE(S)____________________________        Date _____________,1998


Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

[LOGO]




Dear Fellow Shareholder:

The 70th Annual Meeting of Shareholders of Winn-Dixie Stores, Inc., will be held at the Prime Osborn Convention Center, in Room 102, 1000 West Water Street, Jacksonville, Florida, at 9:00 a.m. on Wednesday, October 7, 1998.

The enclosed Notice of Annual Meeting of Shareholders and Proxy
Statement describe the items to be considered and acted upon by the shareholders at the meeting.

Whether you can or cannot attend, please sign, date and return your proxy form as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may choose to revoke your proxy and vote personally. It is important in either case that your shares be represented.

Sincerely,

/s/ A. Dano Davis
A. Dano Davis
Chairman and Principal Executive Officer

5050 Edgewood Court - Jacksonville, FL 32254-3699

                             WINN-DIXIE STORES, INC.

               5050 EDGEWOOD COURT - JACKSONVILLE, FLORIDA 32254-3699


Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on October 7, 1998.

The undersigned hereby appoints A. DANO DAVIS, ROBERT D. DAVIS and T. WAYNE DAVIS or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company on October 7, 1998, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, and any matters of which the Company did not receive notice by July 14, 1998, subject to any directions indicated on the other side of this card.

If no directions are given, the proxies will vote for (1) the election of all nominees listed below, (2) the Directors' proposals 2, 3 and 4 listed on the other side of the card, and (3) at their discretion, on any other matters that may properly come before the meeting or any adjournments thereof and any matters of which the Company did not receive notice by July 14, 1998. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such Common Stock and ratifies and confirms all that the proxies named above may or shall do by virtue hereof.

Nominees for election as Class I Directors are: A. Dano Davis, T. Wayne Davis, Carleton T. Rider and Charles P. Stephens.

This card also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the Winn-Dixie Stores, Inc. Profit Sharing/401(k) Plan, as described in the proxy statement.

Your vote is important. Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope or otherwise to Inspectors of Election, Winn-Dixie Stores, Inc., P.O. Box 8999,
Edison, NJ 08818-9999, so that your shares can be represented at the meeting.

Corporate Profile


Winn-Dixie Stores, Inc., is one of the nation's largest retail food chains. As of June 24, 1998, the Company operated 1,168 supermarkets in 14 states and the Bahamas. The Company also operated a network of distribution centers, processing and manufacturing plants and a fleet of trucks, providing a comprehensive support system.

Company Direction

Winn-Dixie is dedicated to providing our customers with the best quality, variety and service, at competitive prices and creating value for our customers, associates and shareholders.

Toward that end, we are engaged in a program of store openings, enlargements and remodelings to better serve our current and future customers. We also are adding a variety of new services to our locations to appeal to the changing needs and tastes of supermarket shoppers.

Our goal is to be the supermarket of choice in the Sunbelt and we will aggressively pursue our opportunities to increase our market share within our operating area.

APPENDIX


                            WINN-DIXIE STORES, INC.

                         Key Employee Stock Option Plan

                          (Effective January 24, 1990)

                (Revised June 22, 1992, effective June 1, 1992;
      June 22, 1994; July 25, 1994; July 27, 1998, effective June 1, 1998)


                                   ARTICLE I.

                         Designation and Purpose of Plan

The Plan shall be known as the "Winn-Dixie Key Employee Stock Option Plan". The purpose of the Plan is to promote in the Company's key employees additional incentive by inducing and enabling them to become part owners of the business or to increase their share of its ownership through the exercise of options granted pursuant to the Plan.

                                   ARTICLE II.

                                   Definitions

The following words and phrases wherever used herein shall, unless the context otherwise indicates, have the following meanings:

     1. "Committee" shall mean a committee of at least two persons appointed by the Board of Directors of the Company each of whom shall be an outside director of the Company.

     2. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

     3.   "Company" shall mean Winn-Dixie Stores, Inc.

     4. "Eligible Employee" shall mean an officer or other key employee of the Company or its subsidiaries who, in the judgment of the Committee, is significantly responsible for or materially contributes to the management, growth or profitability of the business of the Company or its subsidiaries.

     5. "Option" shall mean any option granted or held pursuant to the provisions of the Plan. Options shall be evidenced by forms prescribed by the Committee.

     6. "Optionee" shall mean any person who at the time in question holds any Option which then remains unexercised in whole or in part and which has not expired or terminated.


     7.   "Plan" shall mean this Winn-Dixie Key Employee Stock Option Plan.

     8. "Return on Equity" shall mean the percentage which the net earnings of the Company for a particular fiscal year bears to the average net shareholder equity for such fiscal year, in each case as reflected in the financial statements of the Company for such fiscal year as reported in the Company's Annual Report to its stockholders.

     9. "Stock" shall mean the Company's Common Stock, having a par value of $1.00 per share, as constituted on June 1, 1998, whether presently authorized and unissued or held in the Company's treasury, or hereafter reacquired by the Company. In the event that any change in the outstanding shares of Stock (including an exchange of the Stock for stock or other securities of another corporation) occurs by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate changes, the remaining number of shares of Stock which may thereafter be sold pursuant to the Plan and the remaining number of shares of Stock which may thereafter be purchased pursuant to the exercise of any Option then outstanding shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however that fractional shares shall be rounded to the nearest whole share. In the event of any other change in the Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of shares subject to any outstanding Option and any adjustment made by the Committee shall be conclusive.

                                  ARTICLE III.

                          Shares Available for Purchase

Subject to the anti-dilution  provisions contained in the definition of Stock in
Article II hereof, except as provided in Article VII hereof, the maximum number of shares of Stock which may be sold pursuant to the exercise of Options shall be 2,000,000. Except as provided in Article VII hereof, at no time shall there be Options outstanding for the purchase of more than 2,000,000 shares of Stock (subject to said anti-dilution provisions) less such number of shares as have previously been sold pursuant to the exercise of Options. If an Option shall for any reason terminate or expire, any shares of Stock covered by such Option immediately prior to its termination or expiration shall again become available for sale pursuant to the exercise of other Options granted or to be granted pursuant to the Plan.

                                   ARTICLE IV.

                 Granting Expiration and Termination of Options

The Committee shall, by a vote of a majority thereof, have the exclusive power to grant Options to purchase shares of Stock to Eligible Employees. Such Options may be granted at any time and from time to time to such Eligible Employees, for such number of shares as the Committee in its sole discretion deems advisable, but in no event more than one-half (1/2) of the maximum number of shares authorized under the Plan to any single "Eligible Employee". In all cases the option price per share shall be the fair market value of the Stock on the date on which the Option is granted (but not less than $1.00), and such Option shall be exercisable, subject to the provisions of Article V hereof, within the option period, at the end of which period it shall expire and become void to the extent that it then remains unexercised. The option period within which each Option granted hereunder shall be exercisable shall commence on such date as the Committee shall determine and shall end on December 31, 1998, as to Options granted after June 1, 1992 and prior to May 31, 1994; and shall end not later than January 15th following the sixth full fiscal year after the grant as to Options granted on May 31, 1994 or thereafter.

Subject to the provisions of Article V hereof, if the Optionee to whom an Option was originally granted shall cease to be employed by the Company for any reason other than death he or she may, within the three months next succeeding such cessation of employment (unless such Option shall sooner expire), exercise such Option to the extent that he or she was entitled to exercise it as of the date of such cessation, and at the expiration of such three months (unless it shall have sooner expires) such Option shall terminate and become void to the extent that it then remains unexercised. Leaves of absence may be granted to Optionees who are employees of the Company because of illness or for such other reasons as the Committee may determine, without being considered a termination or cessation of employment.

The Plan shall not confer upon any Eligible Employee or any Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with his or her right, or the Company's right, to terminate his or her employment at any time.

In the event of the death, while in the employ of the Company, of an Optionee to whom an option was originally granted, such Option shall be exercisable (to the extent provided in Article V hereof) within one year of such date of death (unless it shall sooner expire), but only (a) by the person or persons to whom such Option shall pass by such Optionee's will or the laws of descent and distribution, and (b) if and to the extent that he or she was entitled to exercise such Option at the date of his or her death. At the end of such one year period the Option (unless it shall have sooner expired) shall terminate and become void to the extent that it then remains unexercised.

                                   ARTICLE V.

                               Exercise of Options

Each Option granted pursuant to the Plan prior to June 1, 1998 shall become exercisable on and after such date as the Committee shall determine, to the extent of 50% of the shares of Stock covered thereby at any time after the end of a fiscal year of the Company for which the Company earned a Return on Equity of 20% or more, if such Option was outstanding throughout such fiscal year. Each such Option shall become exercisable as to the remaining 50% of the shares of Stock covered thereby at any time after the end of the second consecutive fiscal year of the Company in each of which two consecutive fiscal years the Company earned a Return on Equity of 20% or more, if such Option was outstanding throughout such period of two consecutive years.

Each Option granted pursuant to the Plan on June 1, 1998 and thereafter shall become exercisable on and after such date as the Committee shall determine that the Company has earned an average Return on Equity for three consecutive fiscal years equal to or exceeding a percentage rate established by the Committee at the time the Option is granted, if such Option was outstanding throughout such period of three consecutive years.

Subject to the preceding two paragraphs hereof, any Optionee shall have the right to exercise his or her Option in whole at any time or in part from time to time (provided that each exercise shall be for 1,000 shares of Stock, as constituted at the date of such exercise, or any multiple thereof unless such Option shall be for less than 1,000 shares, in which event such exercise shall be for the full number of shares represented by such Option) by submitting written notice thereof to the Company or its duly authorized agent or representative, on such form or forms as may be provided by the Company, accompanied by payment in full, in cash, for the shares to be purchased.

                                   ARTICLE VI.

                               Rights of Optionees

An Optionee shall not have any rights as a stockholder of the Company by virtue of any Option until the date of issue of the certificate or certificates for the shares of Stock purchased pursuant to its exercise.

No Option or any right thereunder of an Optionee to purchase shares of Stock pursuant to the Plan may be sold, pledged, assigned or transferred otherwise than by will or the laws of descent and distribution, and such Option shall be exercisable, during the lifetime of the Optionee, only by the Optionee.

                                  ARTICLE VII.

                    Effectiveness, Interpretation, Amendment,
                     Suspension and Termination of the Plan

The effectiveness of this Plan is subject to the condition that it shall have been approved by the Shareholders of the Company within twelve months after its adoption. Unless such approval by the Shareholders shall have been obtained, this Plan and any Option granted pursuant hereto shall be null and void and without effect.


Determinations of the Committee as to any question which may arise with respect to the interpretation or administration of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. The Committee may require Eligible Employees to meet certain share ownership obligations to receive grants under the Plan. The Committee may also prescribe administrative rules under the Plan and may in its discretion appoint an independent agent to act as Option Agent for Options granted pursuant to the Plan and may empower such Option Agent to handle any or all administrative maters with regard to Options granted by the Committee.

Unless shareholder approval otherwise is required by applicable law or the rules of the New York Stock Exchange, the Committee or the Board of Directors each shall have the power at any time to add to, amend or repeal any of the provisions of the Plan (including the power to increase the maximum number of shares of Stock which may be sold pursuant to the exercise of Options), to suspend the operation of the entire Plan or of any provision or provisions thereof for any period or periods or to terminate the Plan in whole or in part. No such addition, amendment, repeal, suspension or termination shall in any way affect the rights of the holders of outstanding Options to purchase shares of Stock in accordance with the provisions hereof.

Notwithstanding the foregoing, unless authorized or ratified by the holders of a majority of the shares of Common Stock of the Company present or represented at a meeting thereof at which a quorum shall be present, no amendment to the Plan shall become effective which shall extend the maximum period within which an Option may be exercisable to any date later than December 31, 1998, as to Options granted after June 1, 1992 but prior to May 31, 1994.